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                                                                    EXHIBIT 99.2


                             FIRST FINANCIAL BANCORP

                        INCENTIVE STOCK OPTION AGREEMENT


         1. Grant. First Financial Bancorp, a California corporation (the
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"Company"), hereby grants to ____________________________ (the "Optionee"), an option (the "Option") to purchase a total of _____________ shares of common stock of the Company, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the First Financial Bancorp 1997 Stock Option Plan (the "Plan"). The capitalized terms defined in the Plan shall have the same defined meanings herein.

         2. Nature of the Option. This Option is intended to qualify as an
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incentive stock option as defined in Section 422 of the Internal Revenue Code of
1986, as amended (the "Code"). However, the Company does not represent or warrant that this Option qualifies as an incentive stock option. Optionee acknowledges that Optionee is responsible to consult with Optionee's own tax advisor regarding the tax effects of the Option and the requirements necessary to obtain income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

         Optionee further understands that, if Optionee disposes of any Shares received under this Option within two (2) years after the Grant Date of the Option specified below or within one (1) year after such Shares are transferred to him, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the Exercise Price and the lower of the Fair Market Value of the Shares at the date of the exercise or the Fair Market Value of the Shares at the date of disposition. Optionee understands that, if Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain. Optionee agrees to notify the Company in writing within 5 days
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after the date of any such disposition.
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         Optionee further understands that: (a) if Optionee is unable to continue employment with the Company as a result of a Total and Permanent Disability (as defined in Section 22(e)(3) of the Code), and if the other requirements for incentive stock option treatment contained in Section 422 of the Code are satisfied, Optionee will be entitled to exercise the Option within twelve (12) months of such termination without defeating incentive stock option treatment; but (b) if Optionee is unable to continue employment with the Company as a result of disability which is not Total and Permanent (as defined in Section 22(e)(3) of the Code), the Option will not qualify as an incentive stock option unless it is exercised within three (3) months of the date of termination (i.e., while the Option may be exercised for a period of twelve (12) months after such termination, the exercise more than three (3) months following termination will result in the Option being taxed as a non-qualified stock option).

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         Optionee acknowledges, and the Company affirms, that the methodology by which the Fair Market Value of the Shares has been determined by the Company represents a good faith attempt, as defined in the Code and the regulations thereunder, at reaching an accurate appraisal of the Fair Market Value of the Shares; and the Company shall not be responsible for any additional tax liability incurred by Optionee in the event that the Internal Revenue Service were to determine that the Option does not qualify as an incentive stock option for any reason.

         3. Exercise Price. The Exercise Price is $_____________ for each share
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of Common Stock, which price is not less than the Fair Market Value per share of the common stock of the Company on the Grant Date.

         4. Exercise of Option. This Option shall be exercisable during its term
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in accordance with the provisions of Section 6 of the Plan as follows:

                (a) Right to Exercise. This Option shall vest cumulatively from
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the date of grant of the Option, exercisable during a period of ________ months after the Grant Date as follows:

                        (1) This Option may be exercised immediately to the
                extent of not more than ____ percent (__%) of the Shares;

                        (2) Upon or after the expiration of _________ (__)
                months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares;

                        (3) Upon or after the expiration of _________ (__)
                months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares;

                        (4) Upon or after the expiration of _________ (__)
                months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares; and

                        (5) Upon or after the expiration of _________ (__)
                months from the Grant Date, this Option may be exercised to the extent of an additional ____ percent (__%) of the Shares.

         Any portion of the Option not exercised shall accumulate and can be exercised any time prior to or upon the expiration of _________ (__) months from the Grant Date.

                (b) Minimum Exercise. This Option may not be exercised for less
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than 10 Shares nor for a fraction of a Share.

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                (c) Method of Exercise. This Option shall be exercisable by
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written notice which shall state the election to exercise the Option and specify the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the Exercise Price specified in Section 3 above.

         No Shares will be issued pursuant to the exercise of the Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the shares of the Company's common stock may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

                (d) Method of Payment. The entire Exercise Price of Shares
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issued under this Option shall be payable in cash or by certified check, official bank check, or the equivalent thereof acceptable to the Company at the time when such Shares are purchased. Such payment also shall include the amount of any withholding tax obligation which may arise in connection with the exercise, as determined by the Company. In addition, payment may be made in any of the following forms as indicated by an "x" in the preceding parenthesis:

                        ( ) Surrender of Stock. Payment of all or part of the
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                Exercise Price and any withholding taxes may be made all or in part with Shares which have already been owned by the Optionee or Optionee's representative for more than 6 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased pursuant to exercise of the Option.

                        ( ) Exercise/Sale. Payment may be made by the delivery
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                (on a form prescribed by the Company) of an irrevocable
                direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                        ( ) Exercise/Pledge. Payment may be made by the delivery
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                (on a form prescribed by the Company) of an irrevocable
                direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                (e) Termination of Service. In the event that the Optionee's
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Service terminates:

                        (i) As a result of such Optionee's death or Total and
            Permanent Disability, the term of the Option shall expire twelve months after such death or Total and Permanent Disability but not later than the expiration date specified in Section 5 below.

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                        (ii) As a result of termination by the Company for
            cause, the term of the Option shall expire thirty days after the Company's notice or advice of such termination is dispatched to Optionee, but not later than the expiration date specified in
            Section 5 below. For purposes of this paragraph (ii), "cause" shall mean an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or the deliberate disregard of rules of the Company which results in loss, damage or injury to the Company, the unauthorized disclosure of any of the secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement in any conduct which constitutes unfair competition with the Company, the removal of Optionee from office by any court or bank regulatory agency, or such other similar acts which the Committee in its discretion determines to constitute good cause for termination of Optionee's Service. As used in this paragraph (ii), Company includes Subsidiaries of the Company.

                        (iii) As a result of termination for any reason other
            than Total and Permanent Disability, death or cause, the term of the Option shall expire three months after such termination, but not later than the original expiration date specified in Section 5 below.

         Neither the Plan nor this Option shall be deemed to give Optionee a right to remain an employee or consultant of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee or consultant at any time, with or without cause, subject to applicable laws and the terms of any written employment agreement.

         5. Term of Option. Subject to earlier termination as provided in the
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Plan, this Option shall terminate ____ years from the Grant Date of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         6. Non-Transferability of Option. This Option may not be transferred in
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any manner otherwise than by will, by written beneficiary designation or by the laws of descent and distribution, and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         7. Adjustment of Shares. In the event of a subdivision of the
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outstanding shares of common stock of the Company, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding shares of common stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Company shall make appropriate adjustments in the number of Shares covered by the Option and in the Exercise Price of the Option.

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         In the event that the Company is a party to a merger or other reorganization, the Option shall be subject to the agreement of merger or reorganization. Subject to the provisions of Section 4(e)(i) of the Plan, such agreement may provide, without limitation, for the assumption of all outstanding options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a per-Share cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of the exercisability followed by the cancellation of any option not exercised, in all cases without the optionees' consent. Any cancellation shall not occur until after such acceleration is effective and optionees have been notified of such acceleration and have had reasonable opportunity to exercise their options.

         Except as provided in this Section, Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to the Option. The grant of this Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

GRANT DATE:  ____________, 199_

                                             FIRST FINANCIAL BANCORP


                                             By:  ______________________________
                                             ___________________, Duly
                                             Authorized on Behalf of
                                             First Financial Bancorp


         Optionee represents that Optionee is familiar with the terms and provisions of this Option and hereby accepts the same subject to all the terms and provisions hereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or its duly appointed Committee upon any questions arising under the Plan.

         Dated: ____________________


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                                                        Optionee


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